UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2017

RIGHTSIDE GROUP, LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001-36262	32-0415537
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5808 Lake Washington Blvd. NE, Suite 300 Kirkland, Washington	98033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 298-2500

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Non-Executive Chairman Agreement

On June 5, 2017, David E. Panos, the Chairman of the board of directors of Rightside Group, Ltd. (the “Company”), entered into an agreement (the “Chairman Agreement”) with the Company effective June 3, 2017 relating to his services to the Company as Chairman, and in other capacities.  The Chairman Agreement terminates on the earlier of (1) June 3, 2018, (2) the date on which Mr. Panos ceases to serve as Chairman, or (3) upon 30 days prior written notice by either party. In lieu of cash compensation granted to other non-employee directors of the board of directors, Mr. Panos is entitled to annual cash compensation of $110,000. During the term, Mr. Panos (and his spouse and eligible dependents to the extent provided in the applicable plans and programs) are eligible to participate in the health and welfare benefit plans and programs maintained by the Company for the benefit of its employees, including medical, dental and vision insurance plans and programs.

The foregoing description of the Chairman Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Amendment to Employment Agreement

On June 6, 2017, Matt Delgado, the Company’s Senior Vice President, Operations, entered into an amendment to employment agreement (the “Delgado Amendment”) with the Company effective April 1, 2017 extending the term of Mr. Delgado’s employment agreement for four additional years.

The foregoing description of the Delgado Amendment is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.07Submission of Matters to a Vote of Security Holders.

On June 2, 2017, the Company held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) at the Woodmark Hotel located at 1200 Carillon Point, Kirkland, Washington 98033. At the Annual Meeting, 18,960,377 shares were represented in person or by proxy, constituting approximately 97% of the Company's outstanding shares as of April 12, 2017, the record date for the Annual Meeting.

Proposal 1 - Election of Class III Directors

Stockholders elected each of the three nominees for Class III directors to serve until the Company’s 2020 Annual Meeting of Stockholders or until his or her respective successor has been duly elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes	Percentage of Votes in Favor
Diane M. Irvine	14,854,023	1,987,898	2,118,456	88.20%
Robert J. Majteles	14,849,223	1,992,698	2,118,456	88.17%
Taryn J. Naidu	14,854,023	1,987,898	2,118,456	88.20%

Proposal 2 - Ratification of the Independent Registered Public Accounting Firm

Stockholders ratified the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
9,074,355	1,823,240	5,181	—	90.35%

Item 9.01             Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Non-Executive Chairman Agreement between Rightside Group, Ltd. and David E. Panos, dated June 5, 2017.
10.2	Amendment to Employment Agreement between Rightside Group, Ltd. and Matt Delgado, dated June 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2017	RIGHTSIDE GROUP, LTD.
	By:	/s/ Taryn J. Naidu
Taryn J. Naidu
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Non-Executive Chairman Agreement between Rightside Group, Ltd. and David E. Panos, dated June 5, 2017.

10.2	Amendment to Employment Agreement between Rightside Group, Ltd. and Matt Delgado, dated June 6, 2017.

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